                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           National Techteam, Inc.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                           National Techteam, Inc.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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
                            NATIONAL TECHTEAM, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 26, 1998

To Our Shareholders:

     The Annual Meeting of Shareholders of National TechTeam, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 26, 1998 at 10:00 a.m. local time at the Holiday Inn, 5801 Southfield Expressway (at Ford Road), Detroit, Michigan.

     The items of business to be considered and acted upon are:

        1.   Election of the Company's Board of Directors (See Page 3).

        2. Ratification of the selection of Ernst & Young as auditors for the Company for the year ending
             December 31, 1998 (See Page 10).

        3. Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     All of the above matters are more fully described in the accompanying Proxy Statement.

     Only shareholders of record at the close of business on April 14, 1998, the record date, will be entitled to vote at the meeting and at any adjournment thereof. A list of all shareholders of record April 14, 1998 will be open for inspection by all shareholders at the place of and during the Annual Meeting.

                                By Order of the Board of Directors,


April 21, 1998                  Lawrence A. Mills
                                Vice President,
                                Chief Financial Officer,
                                Treasurer and Secretary

     THE BOARD OF DIRECTORS OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING AND TO ASSURE A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY BY SO NOTIFYING THE SECRETARY AT THE ANNUAL MEETING AND VOTE YOUR STOCK PERSONALLY. PROXIES CAN ALSO BE REVOKED BY SUBMITTING TO THE COMPANY A PROXY WITH A LATER DATE AND BY DELIVERY TO THE SECRETARY OF THE COMPANY OF WRITTEN INSTRUCTIONS WHICH BY THEIR TERMS REVOKE THE PROXY.

     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE PROXY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. A PROXY EXECUTED BY A CORPORATION SHOULD BE SIGNED IN ITS CORPORATE NAME BY AN AUTHORIZED OFFICER.

                                PROXY STATEMENT

     The enclosed Proxy is solicited by the Board of Directors of National TechTeam, Inc., a Delaware corporation (the "Company"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The solicitation is being made by mail and the Company may also use its officers and regular employees to solicit Proxies from shareholders either in person or by telephone, telegraph or letter without additional compensation. The Company may also use the services of independent Proxy soliciting agents to solicit Proxies from shareholders. The entire cost of solicitation, which represents the amount normally expended for a solicitation relating to an uncontested election of directors, will be borne by the Company. Those costs include charges by brokers and other custodians, nominees and fiduciaries for forwarding Proxies and other Proxy materials to the beneficial owners of Common Stock.

     The Annual Report of the Company on Form 10-K for the year ended December 31, 1997 (without exhibits) as filed with the Securities and Exchange Commission accompanies this Proxy Statement. The Annual Report on Form 10-K is incorporated in this Proxy Statement by reference and is deemed a part of the Proxy soliciting material.

     The Common Stock of the Company is its only outstanding class of voting securities. Each shareholder of record at the close of business on April 14, 1998 (the "record date") is entitled to vote at the meeting. As of the close of business on the record date, the Company had 14,579,842 shares outstanding. Each share is entitled to one vote on each of the matters to come before the meeting and is not entitled to cumulative voting rights. A majority of the outstanding shares of Common Stock will constitute a quorum for the meeting. The five nominees for election as a director receiving the highest number of votes will be elected as directors of the Company. The favorable vote of the holders of a majority of the shares of the Company's Common Stock that are present, either in person or by Proxy, at the Annual Meeting will be required to ratify the selection of Ernst & Young as the Company's auditors for the year ending December 31, 1998.

     When Proxies are returned properly executed, the shares represented thereby will be voted in accordance with the shareholder's instructions. Shareholders are urged to specify their choices by marking the enclosed Proxy. Any Proxy which is not revoked and which does not otherwise indicate a preference will be voted in favor of (i) the nominees for director set forth herein, (ii) the ratification of the selection of Ernst & Young as the Company's auditors for the year ending December 31, 1998 and (iii) in accordance with the judgment of the person or persons voting the Proxies on any other matter that may properly be brought before the meeting. Means have been provided whereby a shareholder may withhold his vote for any director and may abstain from voting on any matter other than the election of directors. The Proxies also confer discretionary authority to vote the shares represented thereby on any matter which was not known on the date of this Proxy Statement but may properly be presented for action at the meeting.

     Participants in the National TechTeam, Inc. 401(k)/Profit-Sharing Plan and Trust have the right to instruct the trustee of such Plan how to vote shares of stock allocated to their Directed Investment accounts. The Plan also provides that the trustee shall vote any shares held by Directed Investment accounts as to which instructions have not been received in the same ratio as voted by all voting Participants of all Directed Investment accounts.

     The execution of a Proxy will in no way affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder giving a Proxy has the power to revoke that Proxy at any time before it is voted by giving written notice of revocation to the Company's Secretary at the principal executive office of the Company or at the Annual Meeting.

     The mailing address of the Company's principal executive office is 835 Mason Avenue, Suite 200, Dearborn, Michigan 48124 and its telephone number at that address is (313) 277-2277. The approximate date on which this Proxy Statement and the enclosed Proxy are first being mailed to shareholders is April 21, 1998.

                               VOTING TABULATION

     Vote Required: Under provisions of the Delaware General Corporation Law, the election of the Company's Directors requires a plurality of the votes represented in person or by Proxy at the meeting and the selection of the Company's auditors for the year ended December 31, 1998 will require the favorable vote of the holders of a majority of the shares of the Company's common stock that are present, either in person or by Proxy, at the annual meeting.

     Effect of Abstention: A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining whether a quorum exists for the conduct of business. However, because directors are elected by a plurality vote, an abstention with respect to the election of the Company's directors has no impact once a quorum exists and thus will not be counted either in favor of or against the election of the nominees. In the case of the proposal for ratification of the selection of Ernst & Young as independent auditors, an abstention will effectively count as a vote against such proposal.

     Effect of Broker Non-Vote: Brokers holding shares for the account of their clients may vote such shares either in the manner directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' Proxies in their own discretion as to each of the Company's proposals. Proxies which are voted by brokers on at least one but not all of the proposals are referred to as "broker non-votes." Broker non-votes will be included in determining the presence of a quorum. However, a broker non-vote is not treated as present and entitled to vote and will have the effect of neither a vote in favor of or against the proposal.

                             ELECTION OF DIRECTORS
                           AND MANAGEMENT INFORMATION

     Directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting and until their successors are elected and qualified. Each nominee named below has consented to be named and nominated in this Proxy Statement and to continue to serve as a director if elected. The nominees for directorship were elected at the last Annual Meeting and presently are all of the directors of the Company. While it is not anticipated that any of the nominees will be unable to serve, if any nominee is not a candidate for election as a director at the Annual Meeting, the proxy will be voted for the election of a substitute nominee proposed by the present Board of Directors or the number of directors will be reduced accordingly.

     The Company's Bylaws provide that, until the Board of Directors shall otherwise determine, the number of director positions shall be seven. The Board has not identified any candidates to fill the two vacancies existing on the Board and has no present intention of nominating any persons to fill those positions. If, after the Annual Meeting, the Board identifies any persons to fill the two vacancies, shareholders will not have an opportunity to approve such persons prior to their appointment as directors.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE ELECTION OF KIM A. COOPER, WILLIAM F. COYRO JR., WALLACE D. RILEY, RICHARD G. SOMERLOTT AND LEROY H. WULFMEIER, III AS DIRECTORS OF THE COMPANY. PROXIES SOLICITED BY MANAGEMENT WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

     Unless specifically instructed to the contrary, all Proxies will be voted for the election of Kim A. Cooper, William F. Coyro Jr., Wallace D. Riley, Richard G. Somerlott and LeRoy H. Wulfmeier, III as directors of the Company. Those persons have agreed to serve if elected, and the Company does not know of any reason why any of those nominees may not be able to serve as directors if elected. In the event that any of those nominees are unable to serve for good cause, or will not serve as director of the Company, and such fact is known by the Company at the Annual Meeting, all Proxies may be voted at the Annual Meeting for any other person duly nominated for the position created by that inability or unwillingness to serve.

NOMINEES

     The following is a description of the background of the persons who are being nominated for election as directors of the Company.

     KIM A. COOPER, 39, became a director in March 1996. Between 1984 and 1994, Mr. Cooper was employed by WordPerfect Corporation in sales and as its Vice President, Worldwide Customer Services. Between 1994 and 1996, he was employed by Novell, Inc. as its Vice President, Worldwide Marketing and Business Development. In January 1996 he founded and became the Chairman and Chief Executive Officer of Digital Harbor, L.C., a component software company developing Internet applications. Mr. Cooper is a member of the Board's Audit Committee.

     WILLIAM F. COYRO JR., 54, was the founder, President and Chief Executive Officer of Computer Trade Development ("CTD"), the predecessor of the Company, from 1979 until 1987. Dr. Coyro has since continued as Chief Executive Officer and Chairman of the Board of the Company through the date hereof. From 1974 to 1979 Dr. Coyro practiced full time as a dentist.

     WALLACE D. RILEY, 70, is an attorney at law and since 1968 has been a partner with the firm of Riley & Roumell. Mr. Riley previously served as a director of the Company from 1987 to 1988 and from 1993 to the present. He is the past President of the State Bar of Michigan as well as past President of the American Bar Association. He was a member of the Board of Governors of the American Bar Association from 1977-1980, and a trustee of the Federal Bar Foundation since 1968. He has been a Special Attorney General for the State of Michigan since 1969. Mr. Riley is a member of the Board's Compensation Committee.

     RICHARD G. SOMERLOTT, 56, is a dentist and a managing partner of Endodontics Associates Professional Corporation. Dr. Somerlott has been a director and shareholder of the Company, including its predecessor, CTD, since its inception. Dr. Somerlott is a member of the Board's Audit Committee.

     LEROY H. WULFMEIER, III, 52, is an attorney at law and from 1970 through 1997 has been a partner with the firm of Schureman, Frakes, Glass & Wulfmeier. In 1997, Mr. Wulfmeier joined the firm of Wulfmeier and Ottenwess, PLC. Mr. Wulfmeier has been a director and shareholder of the Company, including its predecessor, CTD, since its inception. Mr. Wulfmeier is a member of the Board's Compensation Committee.

INFORMATION REGARDING BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors has established two standing committees (Audit and Compensation), the current members of which are identified above. These committees act in an advisory capacity to the full Board of Directors. All committees report to the full Board of Directors with respect to matters considered at each committee meeting held.

     The principal functions of the Audit Committee are to review the scope of the annual audit and the annual audit report of the independent accountants, recommend the firm of independent accountants to perform such audits, consider non-audit functions proposed to be performed by the independent accountants, ascertain whether the recommendations of auditors are satisfactorily implemented and recommend such special studies or actions which the Committee deems desirable. During 1997, three meetings of the Audit Committee were held.

     The Compensation Committee reviews the compensation practices followed, makes all decisions involving the compensation of executive officers of the Company and reviews Management's salary recommendations for each other person at or above the level of Vice President. In addition, the Committee reviews stock option grant recommendations pursuant to the Company's 1990 Nonqualified Employee Stock Option Plan. During 1997, seven meetings of the Compensation Committee were held.

     During the year ended December 31, 1997, the Board of Directors held 11 meetings. All directors attended at least 75% of the meetings that were held during the year.

INFORMATION REGARDING EXECUTIVE MANAGEMENT

     All executive officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the directors or executive officers of the Company. The following is a description of the background of the Company's executive officers not otherwise described above.


                                            PRESENT POSITION
              NAME               AGE        WITH THE COMPANY
              -----------------  ---  ----------------------------
              Harry A. Lewis     54   President and Chief
                                      Operating Officer

              L. Kevin Dohrmann  39   Vice President
                                      and Chief Technology Officer

              Lawrence A. Mills  53   Vice President,
                                      Chief Financial Officer,
                                      Treasurer and Secretary

              William J. Popp    35   Vice President of Sales
                                      and Marketing

     HARRY A. LEWIS. Mr. Lewis joined TechTeam in January 1998 and is the Company's President and Chief Operating Officer. Mr. Lewis retired from Chrysler Corporation in December 1996. Prior to his retirement, Mr. Lewis spent his entire career with Chrysler Corporation. From July 1993 until his retirement he held the positions of Vice President, Finance Strategy and Planning and Vice President, Process Management and Continuous Improvement. Prior to July 1993, Mr. Lewis held various management positions in Management Information Systems and Finance.

     L. KEVIN DOHRMANN. Mr. Dohrmann joined TechTeam in April 1996 and is the Company's Vice President of Operations and Chief Technology Officer. Between 1987 and 1996, Mr. Dohrmann was employed by Inacom Corporation as a support engineer and from 1993 until early 1996, as Vice President and Chief Technology Officer.

     LAWRENCE A. MILLS. Mr. Mills joined the Company in December 1993 as its Chief Financial Officer. In June 1994 he was appointed Treasurer. In February 1995 he was appointed Chief Operating Officer, a position which he held until March 1996. In May 1997, he was appointed Secretary. Previously, Mr. Mills was employed by the Michigan Gas Utilities Division of UtiliCorp United Inc. as its Vice President - Administration and Strategic Development from 1989 through 1993.

     WILLIAM J. POPP. Mr. Popp joined TechTeam in December 1996 and is the Company's Vice President of Sales. Between 1991 and 1996, Mr. Popp was employed by Novell, Inc. in various sales management positions. Between 1989 and 1991, Mr. Popp was employed by Lotus Development, Inc. in various sales roles.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth as of April 14, 1998, the record date, the shares of Common Stock beneficially owned by: (i) any person (including any "group" as that term is used in Section 13 (d)(3) of the Securities Exchange Act of 1934, as amended, known by the Company to be the beneficial owner of more than 5% of the Company's voting securities; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all current directors and executive officers of the Company as a group. All persons listed below have sole voting and investment power with respect to their shares of stock unless otherwise indicated.


                                        NUMBER OF SHARES     PERCENTAGE OF
        NAME OF                           BENEFICIALLY        OUTSTANDING
    BENEFICIAL OWNER                        OWNED (1)       COMMON STOCK (1)
    ----------------                   -------------------  ----------------
    The Capital Group Companies, Inc.       1,435,000            9.51%
    333 South Hope Street
    Los Angeles, CA  90071

    The TCW Group, Inc.                     1,175,586            7.79
    965 South Fegueroa Street
    Los Angeles, CA  90017

    William F. Coyro Jr. (2)*                 402,619  (3)(4)    2.67

    LeRoy H. Wulfmeier, III (2)*              277,689  (5)(6)    1.84

    Richard G. Somerlott (2)*                 204,119  (5)       1.35

    Wallace D. Riley (2)*                      91,800  (7)       **

    Kim A. Cooper (2)*                         36,625  (8)       **

    Harry A. Lewis (2)                           None  (9)       **

    Lawrence A. Mills (2)                      16,000  (10)      **

    L. Kevin Dohrmann (2)                      10,000  (11)      **

    William J. Popp (2)                         5,865  (12)      **

                                        NUMBER OF SHARES     PERCENTAGE OF
     NAME OF                              BENEFICIALLY        OUTSTANDING
   BENEFICIAL OWNER                         OWNED (1)       COMMON STOCK (1)
   ----------------------------------  -------------------  ----------------

   Current Directors and Executive     1,044,717  (13)                  6.92
   Officers as a Group (nine persons)


* A director of the Company.
** Less than 1%.

DIRECTORS AND EXECUTIVE OFFICERS

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and include shares not presently outstanding but which are subject to exercise within 60 days through options, warrants, rights or conversion privileges. For the purpose of computing the percentage of the outstanding shares owned by a shareholder, shares subject to such exercise are deemed to be outstanding securities of the class owned by that stockholder but are not deemed to be outstanding for the purpose of computing the percentage by any other person.

(2)  A director and/or executive officer of the Company.

(3) Includes 2,000 shares of Common Stock owned by certain members of the family of William F. Coyro, Jr., the beneficial ownership of which he disclaims.

(4) Includes options to purchase 5,000 shares of Common Stock at $4.50 per share and 18,000 shares of Common Stock at $25.75. Does not include options to purchase 4,000 shares of Common Stock at $4.82, 10,000 shares of Common Stock at $4.50 per share and 72,000 shares of Common Stock at $25.75 all of which are not exercisable until August, 1998 or later.

(5) Includes options to purchase 10,000 shares of Common Stock at $7.00 per share, 10,000 shares of Common Stock at $25.75, 10,000 shares of Common Stock at $23.00 and 10,000 shares of Common Stock at $10.313.

(6) Includes 15,870 shares of Common Stock owned by LeRoy H. Wulfmeier, III, as custodian for his minor child, the beneficial ownership of which he disclaims.

(7) Includes options to purchase 10,000 shares of Common Stock at $25.75, 10,000 shares of Common Stock at $23.00, and 10,000 shares of Common Stock at $10.313.

(8) Includes options to purchase 15,000 shares of Common Stock at $5.00 per share, 10,000 shares of Common Stock at $23.00, and 10,000 shares of Common Stock at $10.313.

(9) Does not include options to purchase 100,000 shares of Common Stock at $10.00 per share which are not exercisable until January, 1999 or later.

(10) Includes options to purchase 4,000 shares of Common Stock at $5.69 per share, 5,000 shares of Common Stock at $4.50 per share, and 5,000 shares of Common Stock at $25.75. Does not include options to purchase 4,000 shares of Common Stock at $5.69 per share, 10,000 shares of Common Stock at $4.50, and 20,000 shares of Common Stock at $25.75 all of which are not exercisable until August, 1998 or later.

(11) Includes options to purchase 5,000 shares of Common Stock at $5.00 per share and 5,000 shares of Common Stock at $25.75. Does not include options to purchase 15,000 shares of Common Stock at $5.00 per share and 20,000 shares of Common Stock at $25.75 which are not exercisable until August, 1998 or later.

(12) Includes options to purchase 5,000 shares of Common Stock at $20.00 per share. Does not include options to purchase 20,000 shares of Common Stock at $20.00 per share and 20,000 shares of Common Stock at $10.00 per share which are not exercisable until July, 1998 or later.

(13) Includes the shares and options in footnotes (3) through (11) above.

            SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and greater than ten-percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were complied with, except
(1) In May 1997, Mr. LeRoy Wulfmeier, a director of the Company, filed a Form 4 to correct a small discrepancy with respect to the amount of his beneficial ownership prior to April 1997; and (2) Following the departure of Jonathan D. Ahlbrand from the Company on August 6, 1997, William J. Popp assumed most of the responsibilities over sales previously assigned to Mr. Ahlbrand. Mr. Popp filed a Form 3 as an Executive Officer of the Company on October 1, 1997.

                             DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no compensation as such for services as members of the Board of Directors or committees thereof. Under the Company's 1996 Non-Employee Directors Stock Plan, each nonemployee director receives 100 shares of the Company's Common Stock for attendance at each meeting of the Board of Directors. The plan also provides for an automatic and non-discretionary grant to each nonemployee director on the last business day of each February of a nonstatutory option to purchase 10,000 shares of the Company's Common Stock at an exercise price of one hundred percent (100%) of the fair market value of the Common Stock on the date of the grant.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000, in all capacities during the last three fiscal years.



                                               SUMMARY COMPENSATION TABLE
                                               --------------------------
                                                                                                LONG TERM                CURRENT
                                                                                                COMPENSATION              ANNUAL
                                                  ANNUAL COMPENSATION                            AWARDS                   SALARY
        NAME AND                     ----------------------------------------------          --------------------     --------------
   PRINCIPAL POSITION     YEAR        SALARY    BONUS    401(K) MATCH  (1)   OTHER                  OPTIONS (2)
------------------------  ----       --------  --------  ------------        ------          --------------------
William F. Coyro, Jr.     1997       $239,423  $112,500        $4,846        $4,050  (3)                    --          $250,000
Chairman and Chief        1996        209,230       -0-         4,567                                  100,000  (4)
Executive Officer         1995  (5)   177,547     6,300         4,620                                   25,000
Jonathan D. Ahlbrand (6)  1997         96,923    78,042           -0-                                       --                --
Senior Vice President     1996        132,788       -0-           -0-                                   55,000
                          1995          4,808       -0-           -0-                                   25,000
L. Kevin Dohrmann (7)     1997        134,000    44,872         1,955                                   12,000           140,000
Vice President            1996        106,730       -0-           -0-                                   50,000
and Chief Technology
Officer
Lawrence A. Mills         1997        134,000    59,307         4,020                                       --           140,000
Senior Vice President,    1996        124,423       -0-         3,600                                   25,000
Chief Financial Officer,  1995  (8)   107,909     3,600         3,345                                   25,000
Treasurer and Secretary
William J. Popp (9)       1997        153,288    10,000           -0-                                   45,000           173,000
Vice President,           1996            -0-       -0-           -0-                                       --
Sales

(1) Amounts disclosed in this column consist of the Company's matching contribution under the Company's 401(k) Retirement Savings Plan.

(2) Includes Stock Options granted under the Company's 1990 Nonqualified Stock Option Plan. The Company has not awarded SAR's.

(3) Represents portion of premiums paid on life insurance that are taxable to Dr. Coyro. Commencing in 1997, the Company advanced $214,885 to an insurance company that carries insurance policies on the life of Dr. Coyro. The advances are collateralized by the cash value of the underlying life policies. The advances are to be repaid in future years.

(4)  Of these, 10,000 options were declined.

(5) In 1995 the Company advanced $126,800 to William F. Coyro Jr. The advance represented Federal, State, and Social Security taxes due on taxable income resulting from the exercise of stock options. The amounts were remitted to the appropriate taxing entity. The advances were repaid to the Company prior to December 31, 1995.

(6)  Mr. Ahlbrand joined the Company in December 1995 and resigned in August
     1997.

(7)  Mr. Dohrmann joined the Company in April 1996.

(8) During 1995, the Company advanced $107,000 to an insurance company that carries an insurance policy on the life of Mr. Mills. The advance is collateralized by the cash value of the underlying life policy. The advance is to be repaid by Mr. Mills in future years.

(9) Mr. Popp joined the Company in December 1996. Salary data includes commissions at the current draw rate.

                          OPTION GRANTS AND EXERCISES

     The following tables set forth information as to the individuals named in the Summary Compensation Table above, concerning options granted in 1997, the value realized upon the exercise in 1997 of previously granted options and the value of unexercised options.


                               OPTION GRANTS IN 1997 (1)
                               -------------------------
                                                             POTENTIAL REALIZABLE VALUE
                                                             AT ASSUMED ANNUAL RATES OF
                                                                    STOCK PRICE
                                                                  APPRECIATION FOR
                             PERCENT OF TOTAL                        OPTION TERM
                   OPTIONS  OPTIONS GRANTED IN   EXERCISE    ---------------------------
      NAME         GRANTED         YEAR            PRICE               5%        10%
-----------------  -------  ------------------  -----------       ---------   --------
L. Kevin Dohrmann  12,000         1.78%               10.00         $ 40,800  $ 92,600
William J. Popp    25,000         3.71%               20.00          170,000   385,800
                   20,000         2.97%               10.00           68,000   154,300

(1) All stock options were granted under the Company's 1990 Nonqualified Stock Option Plan. The Company has not awarded SAR's. Option exercise prices are at or above the market price on the date of grant. Options have a five year term and are exercisable in equal increments over five years. The exercise price and Federal tax withholdings may be paid in cash or with shares of TechTeam stock.

                   OPTION EXERCISES IN 1997 AND DECEMBER 31, 1997 VALUE TABLE
------------------------------------------------------------------------------------------------
                                                          NUMBER OF         VALUE OF UNEXERCISED
                                                          UNEXERCISED       IN-THE-MONEY OPTIONS
                      SHARES ACQUIRED     VALUE           OPTIONS AT                 AT
        NAME            ON EXERCISE      REALIZED     DECEMBER 31, 1997    DECEMBER 31, 1997 (1)
--------------------  ---------------  ------------  --------------------  ---------------------
William F. Coyro Jr.      46,000        $355,180        109,000  (2)             $22,500
Jonathan D. Ahlbrand       5,000          49,063             -0-                    -0-
L. Kevin Dohrmann          5,000          50,900          57,000 (3)              20,000
Lawrence A. Mills         17,000         246,720          48,000 (5)              35,740
William J. Popp             -0-            -0-            45,000 (6)                -0-

(1) Represents the difference between the exercise price of in-the-money options exercisable within 60 days of the date hereof and the closing price of the Company's common stock on December 31, 1997 multiplied by the number of exercisable options.
(2) Of this amount, 86,000 options are not exercisable until August, 1998 or later.
(3) Of this amount, 47,000 options are not exercisable until August, 1998 or later.
(4) Of this amount, 34,000 options are not exercisable until August, 1998 or later.
(5) Of this amount, 40,000 options are not exercisable until July, 1998 or later.


     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH INCLUDED HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company and establishes the compensation plans and specific compensation levels of all Executive Officers.

     The Company's executive compensation philosophy is to pay for performance. The objectives of the Company's executive compensation program are to: (1) provide compensation that enables the Company to attract and retain key executives; (2) create incentives in the form of bonuses for contributions to superior earnings by the Company; and (3) align the Company's executives' interest with its shareholders' desire for superior returns through long-term stock ownership opportunities.

     The Company's executive compensation program provides a compensation opportunity that the Committee believes, in its judgment and experience, is competitive with other companies of comparable size and complexity. Actual compensation levels may be greater or less than compensation levels at other companies based upon annual and long-term Company performance and individual performance. The Compensation Committee uses its discretion to establish executive compensation at levels in its judgment warranted by external or internal factors and an executive's individual circumstances.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary, cash incentives and long-term incentives. BASE SALARY. The Compensation Committee decides the base pay levels for executives according to the impact the individual has on the Company and on its performance, the skills and experiences required by the position, salaries paid by other companies for comparable positions, and the performance of the Company. Base salaries for executives are maintained at levels that the Compensation Committee believes, based on its own judgment and experience, are competitive with other companies of comparable size and complexity. CASH INCENTIVES. Cash incentives for Executive Officers other than the Chairman and CEO were provided in prior years by way of an annual bonus plan based on performance. The Chairman and CEO's bonus is at the discretion of the Compensation Committee. However, no bonus plans have been submitted by the Compensation Committee to the Board of Directors for 1997 or 1998 for Executive Officers or the Chairman and CEO. The Committee and the Board of Directors believe that an executive's desire to achieve continually improving results of operations is enhanced if that performance is rewarded by way of cash bonuses. LONG-TERM INCENTIVES. Long-term incentives are provided by way of stock options. The Committee and Board of Directors believe that management's ownership of a significant equity interest in the Company is a major incentive in building shareholder wealth and aligning the long-term interests of management and shareholders. Stock options, therefore, are granted at the market value of the Common Stock on the date of grant and typically become exercisable in installments of 20% per year beginning one year after the date of the grant. The value received by the executive from an option is dependent upon increases in the price of the Company's Common Stock over the market price on the date of the grant. Consequently, the value of the compensation is aligned directly with increases in shareholder value. Grants of stock options are made by the Board of Directors based upon the executive's contribution toward Company performance and expected contribution toward meeting the Company's goals.

1997 CHIEF EXECUTIVE COMPENSATION. The Compensation Committee annually reviews and approves the compensation of Dr. William F. Coyro Jr., the Chief Executive Officer. Dr. Coyro's base salary for 1997 represented an increase over Dr. Coyro's 1996 base salary and was based upon a number of factors, including:
(1) the Compensation Committee's assessment of the 1996 performance of the Company and of Dr. Coyro; (2) Expectations for the Company's 1997 performance; and (3) the Committee's assessment, based on its own judgment and experience, of market compensation for this position.

COMPENSATION NOT QUALIFYING FOR TAX DEDUCTIBILITY. Section 162(m) of the Internal Revenue Code, adopted in 1994, provides in general that compensation to certain individual executive officers during any year in excess of $1 million is not deductible by a public company. The Committee believes that, given the range of salaries and number of stock options of executive officers of the Company, the $1 million threshold of Section 162(m) will not be reached by an executive officer of the Company in the near future. Accordingly, the Committee has not considered what its policy regarding compensation not qualifying for Federal tax deductibility might be; however, it intends to do so at such time that the threshold is within range of any executive officer.

Wallace D. Riley
LeRoy H. Wulfmeier

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases office space in a building in Harper Woods, Michigan that is owned by an affiliate of Jonathan D. Ahlbrand, who was a Senior Vice President of the Company for a portion of 1997. The lease has a remaining term of 5 years with the right to renew at the Company's option for five (5) years and provides for annual rental payments of $102,200, or $5.75 per square foot. The Company believes the terms of the lease are no less favorable to the Company than would be obtained from an unaffiliated third party.

     During 1996, the Company guaranteed a loan in the amount of $375,000 for the benefit of Mr. Jonathan Ahlbrand, the proceeds of which, in part, were applied to discharge a loan for $160,000 plus interest at 2% over the prime rate, made by the Company to Mr. Ahlbrand in 1996. The Company's guarantee is secured by a mortgage on and an assignment of the land contract purchaser's interest in a building owned by an affiliate of Mr. Ahlbrand, a portion of which is leased by the Company, as well as by indemnification agreements from the affiliate, and its principals, including Mr. Ahlbrand.

                        PROPOSAL TO RATIFY SELECTION OF
                            INDEPENDENT ACCOUNTANTS

     The Board of Directors proposes and recommends that the shareholders ratify the Board's selection of Ernst & Young as independent auditors to make an examination of the Company's financial statements for its current year ending December 31, 1998. Ernst & Young and its predecessor, Ernst & Whinney, have been auditing the Company's financial statements for the last eleven (11) years.

     All professional services rendered by Ernst & Young during the year were furnished at customary rates. The performance of professional services, other than audit services, is reviewed and approved, including a review for independence, by the Audit Committee of the Board of Directors only if the services to be rendered are considered to be material or unusual in nature. In all other cases, authorization for the services is made by the Management of the Company. The performance of audit services is approved on an annual basis by the Board of Directors.

     A representative of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if he or she decides to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS AUDITORS FOR THE COMPANY. PROXIES SOLICITED BY MANAGEMENT WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Company's Common Stock from January 1, 1993 through December 31, 1997 with the Nasdaq Stock Market-US Index (the "Nasdaq US Index") and the Nasdaq Computer & Data Processing Services Stocks (the "Nasdaq Computer Index") . The graph assumes that the value of the investment in the Company's Common Stock, the Nasdaq US Index and the Nasdaq Computer Index was $100 on January 1, 1993 and that all dividends were reinvested.

     The graph displayed below is presented in accordance with Securities and Exchange Commission requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                       TOTAL RETURN INDEX
-----------------------------------------------------------------
                   DEC 92  DEC 93  DEC 94  DEC 95  DEC 96  DEC 97
                   ------  ------  ------  ------  ------  ------
    NASDAQ US       100%    115%    112%    159%    195%    240%
 NASDAQ COMPUTER    100%    106%    129%    196%    242%    297%
NATIONAL TECHTEAM   100%    170%    191%    205%    727%    327%

                             MISCELLANEOUS MATTERS

     At the Annual Meeting of Shareholders, in addition to the matters described above, there will be an address by the Chairman of the Board of the Company and a general discussion period during which shareholders will have an opportunity to ask questions about the business and operations of the Company.

     As of the date of this Proxy Statement the Board of Directors knows of no other matters which may properly be, or are likely to be, brought before the meeting. However, if any proper matters are brought before the meeting, the person named in the enclosed Proxy will vote them as the Board of Directors may recommend.

                             SHAREHOLDER PROPOSALS

     If a shareholder desires to submit a proposal for consideration at the next Annual Shareholders Meeting and to have that proposal submitted on the Company's Proxy statement and form of Proxy, pursuant to the rules of the Securities and Exchange Commission, that proposal must be received by the Company no later than December 22, 1998.

                                 ANNUAL REPORT

     All shareholders of record on April 14, 1998 have been sent, or are currently being sent, a copy of the Company's 1997 Annual Report, which contains audited financial statements of the Company for the year ended December 31, 1997. Shareholders not receiving such Annual Report may obtain one by sending a written request to the Company's Secretary, Lawrence A. Mills, at the Company's office located at 835 Mason Avenue, Suite 200, Dearborn, Michigan 48124.

                                  By order of the Board of Directors


                                  Lawrence A. Mills
                                  Vice President,
                                  Chief Financial Officer,
                                  Treasurer and Secretary
Dated: April 21, 1998

                           NATIONAL TECHTEAM, INC.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 26, 1998
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  NATIONAL TECHTEAM, INC. AND WILL BE VOTED.


The undersigned hereby appoints William F. Coyro, Jr. and Lawrence A. Mills or any one or more of them acting in the absence of the others, as attorneys and proxies of the undersigned with fall power of substitutions for and in the name of the undersigned, to represent the undersigned at the Annual
Meeting of the Shareholders of National TechTeam, Inc., a Delaware corporation (the "Company") to be held in the Holiday Inn, 5801 Southfield Expressway (at Ford Road), Detroit, Michigan at 10:00 a.m. local time, May 26, 1998, and any adjournment or adjournments thereof, and to vote all shares of stock of the Company standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at such meeting:

1. Election of directors of the Company:
   Nominees: Kim A. Cooper, William F. Coyro, Jr., Wallace D. Riley, Richard G. Somerlott, and LeRoy H. Wulfmeier III
   [ ] FOR all nominees listed above, except vote withheld from the following nominees (if any).

   [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

2. Ratification of the selection of Ernst & Young as the Company's auditors for the current year.
   [ ] FOR           [ ] AGAINST      [ ] ABSTAIN

3. In their discretion on such other matters as may properly come before the meeting.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ELECTION OF THE DIRECTORS SET FORTH ABOVE AND FOR RATIFICATION OF THE SELECTION OF THE COMPANY'S AUDITORS.

                                (Continues and to be signed on the reverse side)

        This proxy will be voted as directed but, where no direction is given, it will be voted FOR approval of all of the foregoing nominees and FOR ratification of the selection of the Company's auditors.

        Copies of the Notice of Meeting dated April 21, 1998 and the Proxy Statement dated April 21, 1998 have been received by the undersigned.


                                        PLEASE DATE AND SIGN HERE

                                Dated:  ______________________________

                                Name:   ______________________________

PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.

/ / Please check here if you plan to attend this meeting.